                            ARTICLES OF INCORPORATION

                                       OF

                              TRIPLE "D" COURT INC.


     The undersigned incorporator declares that he has organized a corporation with the State of Wyoming, and the following are the Articles of Incorporation by which said corporation shall be governed.

                                       I.

     The name of the corporation shall be TRIPLE "D" COURT, INC.

                                       II.

     The existence of the corporation shall perpetual.

                                      III.

     The corporation shall have unlimited powers to engage and do any lawful act concerning any and all businesses, for which corporations shall be organized under the Wyoming Business Corporation's Act except banking and insurance.

                                       IV.

     The corporation shall have the authority to issue 55 shares of capital stock without par value. All stock shall be common voting stock and shall not be divided into classes. Said stock shall not commence business until consideration in the value of at least five-hundred ($500.00) dollars has been received for the issuance of its shares.

                                       V.

     The registered office of the corporation in the State of Wyoming shall be 4848 Lafayette #35, Casper, Wyoming 82604. The registered sent shall be T. W. Pittman

                                       VI.

     The corporation shall be managed by a board of one director Until the stock in the corporation shall be beneficially owned by not less than two shareholders at which time the board of directors shall be not less than two until the stock in the corporation shall be beneficially owned by not less than three shareholders at which time the corporation shall be managed by a board of not less than three directors, as set in the bylaws.

     The name of the person who shall manage the offices and concerns of the corporation for the first corporate year and until his successors shall have been duly elected is:


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

SECRETARY OF STATE
STATE OF WYOMING
THE CAPITOL
CHEYENNE, WY 82002-0020




                              ARTICLES OF AMENDMENT

                                (BY SHAREHOLDERS)


1.   THE NAME OF THE CORPORATION IS:         TRIPLE "D" COURT, INC.

2. ARTICLE IV IS AMENDED AS FOLLOWS: The 110,000 shares of authorized outstanding shall have a forward split of 20 for 1 (twenty for one) making a total of 2,200,000 (two million two hundred thousand).

     The Corporation shall authorize 100,000 shares of Preferred stock at a par of $1.00 per share, which is in addition to the 50,000,000 shares that is authorized at this time, making a total of 50,100,000 shares of authorized shares, with 2,200,000 shares issued and outstanding of the capital common shares.

     The preferred 100,000 shares shall have (no) voting rights.

3.   The amendment was adopted on April 6, 1994 by the shareholders.

4. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment:
     110,000 and the number of votes of each voting group indisputably represented at the meeting: 110,000 (100%) held by 30 shareholders.

5. Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment OR the total number of undisputed votes cast for the amendment by each voting group:

               100% of the shares were voted
         -------------------------------------------

6. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

          Yes (100%)


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7.   If an amendment provides for an exchange, reclassification, or cancellation of issued share, provisions for implementing the amendment if not contained in the amendment itself.

SECRETARY OF STATE
STATE OF WYOMING
THE CAPITOL
CHEYENNE, WY 82002-0020




                              ARTICLES OF AMENDMENT

                                (BY SHAREHOLDERS)


1.   THE NAME OF THE CORPORATION IS:        Triple "D" Court Inc.

2.   ARTICLE ______ IS AMENDED AS FOLLOWS:    See attached Articles.
     Article I - VI including and/or up to Article XIII

     The total number of articles for the company will be VIII




3. The amendment was adopted on January 12, 1994 , by the shareholders.

4. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment:
     55 Fifty Five , and the number of votes of each voting group indisputably represented at the meeting: 55 Fifty Five

5. Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment OR the total number of undisputed votes cast for the amendment by each voting group:

            55 Fifty Five, all vote for the Amendments
            ------------------------------------------

6. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

7. If an amendment provides for an exchange, reclassification, or cancellation of issued share, provisions for implementing the amendment if not contained in the amendment itself.

                            ARTICLES OF INCORPORATION

                                     AMENDED

                                       OF

                              TRIPLE "D" COURT INC.



                                ARTICLE I - NAME

     The name of the Corporation shall be Triple "D" Court Inc.


                              ARTICLE II - DURATION

     The period of its duration shall be perpetual unless dissolved or terminated according to law.


                        ARTICLE III - CORPORATE PURPOSES

     The general purposes and objects for which the corporation is organized are to engage primarily in any type of manufacturing, and/or marketing of any legal products both retail and wholesale. Real estate unimproved or improved, land development, and/or investment in real property or real estate related endeavors. To engage in any business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entitles under the laws of the State of Wyoming and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States of America or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.


                          ARTICLE IV - SHARES OF STOCK

     The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock at par value of .001 per share, or a total capitalization of $50,000.00.

     The original 55 shares of issued and outstanding shares shall be forward split (2,000 for 1) Two Thousand for One and is apart and included in the (50,000,000)


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

Fifty Million total Capital Authorized Common Shares. Making a total of (110,000) One Hundred Ten Thousand Shares issued and outstanding.

     There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the stockholders.

     Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.


                         ARTICLE V - STOCK RESTRICTIONS

     All shares of stock in the company are assignable and any stockholder may sell, assign and transfer his shares and certificates of stock at pleasure except that no such transfer, sale or assignment shall be valid unless and until it shall have been entered upon the books of the company and the old certificate or certificates shall have been surrendered for cancellation to the secretary and a new certificate or certificates issued in lieu of the same.


                        ARTICLE VI - COMMENCING BUSINESS

     The corporation will not commence business until consideration of the value of at least One Thousand Dollars (1,000.00) has been received for the issuance of shares.


                    ARTICLE VII - REGISTERED AGENT AND OFFICE

     The name and post office address of its initial registered agent is Robert Fowler, 214 So. Center Street, Casper, Wyoming 82601


                            ARTICLE VIII - DIRECTORS

     That the number of directors of this corporation, their qualifications, terms of office and the time and manner of their election, removal and resignation shall be as follows:

     The number of directors shall not be less than two (2) nor more than seven
     (7), the exact number within such limits to be determined in the manner prescribed by the by-laws.

     Directors shall be elected at the annual meeting of the stock holders of this corporation and shall serve for one (1) year and until their successors shall have been duly elected and qualified.


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

     A majority of the entire number of directors, but not less than (2), shall be necessary to form a quorum of the board of directors, authorized to transact the business and exercise the corporate powers of the corporation.

     Such officers shall consist of:

     (a)  President;

     (b) One or more Vice Presidents as shall be provided by the by-laws or the board of directors;

     (c)  A Secretary; and,

     (d) A Treasurer - may be held by officers who concurrently hold another office.

     Such officers shall be elected annually by the board of directors and shall serve for one (1) year and until their successors shall have been duly elected and qualified.

     Any officer may be removed by vote of a majority of the board of directors or in such other manner as may be prescribed in the by-laws.


                                   ARTICLE IX

     That the following named person, parties hereto, shall be the directors and officers of this corporation from the date hereof and until their successors shall have been elected and qualified:


PRESIDENT & DIRECTOR:              DONALD C. BRADLEY
                                   7551 West Charleston, Suite #35
                                   LAS VEGAS, NV  89117

VICE PRESIDENT & DIRECTOR:         John Katter
                                   3148 Nordic Drive
                                   Sandy, UT  84092

SECRETARY/TREASURER & DIRECTOR:    SHIRLENE BRADLEY
                                   7551 West Charleston #35
                                   LAS VEGAS, NV  89117


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

                        ARTICLE X - SHAREHOLDER LIABILITY

     That the private property of the stockholders of this corporation shall not be liable for the debts or obligations of the corporation.


                           ARTICLE XI - INCORPORATORS

     The name and address of each incorporator is:

     Listed in original articles filed.


                            ARTICLE XII - 1244 STOCK

     Shares of stock of this corporation authorized and issued pursuant to these Articles of Incorporation within two (2) years from the date of incorporation are, for the purpose of the Internal Revenue Code, authorized and issued in compliance with and as prescribed by Section 1244 of the Internal Revenue Code of 1954, as amended shall be known as "Section 1244 Stock".


                ARTICLE XIII - DIRECTORS' AND OFFICERS' CONTRACTS

     No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors or a committee thereof, which authorizes, approves or ratifies such contracts or transaction, or because his or their votes are counted for such purpose, if: (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or, (c) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction.


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